Exhibit 99.1

FOR IMMEDIATE RELEASE

BIO-RAD REPORTS SECOND-QUARTER

CURRENCY- NEUTRAL REVENUE GROWTH OF 3.5 PERCENT

HERCULES, CA – August 4, 2009 – Bio-Rad Laboratories, Inc. (NYSE: BIO and BIOb), a multinational manufacturer and distributor of life science research and clinical diagnostic products, announced financial results today for the second quarter ended June 30, 2009.

Second-quarter reported revenues were $427.2 million, down 5.6% compared to $452.4 million reported for the second quarter of 2008. On a currency-neutral basis, quarterly revenues increased 3.5% compared to the same period last year. Net income attributable to Bio-Rad for the second quarter was $38.0 million, or $1.37 per share on a fully diluted basis, compared to $43.4 million or $1.57 per share, respectively, during the same period last year. Reflected in operating income are $5.5 million of amortization and purchase accounting adjustments for the second quarter of 2009 associated with the 2007 DiaMed acquisition. Second-quarter gross margin increased to 56.6% compared to 54.9% during the same quarter last year.

Year-to-date revenues were $828.1 million, down 5.3% compared to the first two quarters in 2008. Adjusting for the impact of currency effects, revenue growth was 3.4%. Year-to-date net income attributable to Bio-Rad for 2009 was $68.2 million, or $2.47 per share on a fully diluted basis, compared to $69.9 million, or $2.54 per share, respectively, during the same period in 2008.

“We are encouraged by the strength we continue to see in many of our core markets despite currency headwinds and a weakened global economy, which have tempered our reported performance so far this year,” said Norman Schwartz, Bio-Rad President and Chief Executive Officer. “As the year progresses, we will remain focused on opportunities to improve our operational efficiencies as well as expand our business.”

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Bio-Rad Reports Second-Quarter 2009 Financial Results

Life Science

The Life Science segment net sales for the quarter were $149.7 million, down 7.4% or 0.4% on a currency-neutral basis, compared to the same period last year. Growth in the Life Science segment was negatively impacted by slowed research markets in both the U.S. and Europe, which reflect constraint and delays in spending by academic and biopharmaceutical customers. Performance during the quarter benefited from strong sales in protein function and gene expression products, in particular polymerase chain reaction (PCR) instruments and reagents. SsoFast™ EvaGreen® Supermix, the first member of Bio-Rad’s next-generation family of high-performance, real-time PCR reagents that was launched in April continues to gain customer acceptance.

Clinical Diagnostics

The Clinical Diagnostics segment reported net sales of $274.3 million for the quarter, down 4.6% compared to the second quarter in 2008. On a currency-neutral basis, sales for the segment increased 5.8%. This performance is the result of continued growth across all product lines, most notably blood virus testing products, microbiology, quality control products, and the Company’s BioPlex® 2200 system. Shipments of blood virus test systems were particularly strong during the quarter across most regions. In June, the Company announced FDA clearance of two new multiplex infectious disease serology panels for use on the BioPlex 2200 system: the BioPlex ToRC IgG panel and the BioPlex HSV-1 & HSV-2 IgG panel. The ToRC IgG kit simultaneously detects IgG class antibodies to Toxoplasma gondii (T. gondii), Rubella, and Cytomegalovirus (CMV). The HSV-1 & HSV-2 IgG kit utilizes type-specific proteins to simultaneously detect and differentiate IgG class antibodies to the two most common herpes subtypes, HSV-1 and HSV-2.

Management will discuss these results in a conference call at 2 PM Pacific Time (5 PM Eastern Time) August 4, 2009. Interested parties may access the call by dialing

866-270-6057 (in the U.S.) or 617-213-8891 (international), access number 69361175.

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Bio-Rad Reports Second-Quarter 2009 Financial Results

The live webcast may also be accessed at http://www.bio-rad.com. A replay of the call will be available at 888-286-8010 (in the U.S.), or 617-801-6888 (international), access number 62221247 for seven days following the call, and the webcast can be accessed at http://www.bio-rad.com for 30 days.

About Bio-Rad

Bio-Rad Laboratories, Inc. (NYSE: BIO and BIOb), has remained at the center of scientific discovery for more than 50 years, manufacturing and distributing a broad range of products for the life science research and clinical diagnostic markets. The Company is renowned worldwide among hospitals, universities, major research institutions, as well as biotechnology and pharmaceutical companies for its commitment to quality and customer service. Founded in 1952, Bio-Rad is headquartered in Hercules, California, and serves more than 85,000 research and industry customers worldwide through its global network of operations. The Company employs over 6,500 people globally and had revenues exceeding $1.7 billion in 2008. For more information, please visit www.bio-rad.com.

This release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements generally can be identified by the use of forward-looking terminology such as, “believe,” “expect,” “may,” “will,” “intend,” “estimate,” “continue,” or similar expressions or the negative of those terms or expressions. Such statements involve risks and uncertainties, which could cause actual results to vary materially from those expressed in or indicated by the forward-looking statements. For further information regarding the Company's risks and uncertainties, please refer to the “Risk Factors” in the Company’s public reports filed with the Securities and Exchange Commission, including the Company’s most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. The Company cautions you not to place undue reliance on forward-looking statements, which reflect an analysis only and speak only as of the date hereof.  Bio-Rad Laboratories, Inc., disclaims any obligation to update these forward-looking statements.

For more information contact:

Christine Tsingos, Vice President and Chief Financial Officer, or

Ron Hutton, Treasurer

Bio-Rad Laboratories, Inc.

510-724-7000

investor_relations@bio-rad.com

BIO-RAD LABORATORIES, INC.
Condensed Consolidated Statements of Income
(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2009	2008	2009	2008

Net sales	$ 427,183	$ 452,361	$ 828,116	$ 874,558
Cost of goods sold	185,221	203,940	357,253	399,254
Gross profit	241,962	248,421	470,863	475,304
Selling, general and administrative expense	143,670	146,634	283,983	286,289
Research and development expense	42,407	42,079	79,558	79,568
Income from operations	55,885	59,708	107,322	109,447
Interest expense	10,367	7,991	18,174	15,948
Foreign exchange (gains) losses, net	2,551	(288)	1,777	2,305
Other (income) expense, net	(6,307)	(3,951)	(5,148)	(4,144)
Income before taxes	49,274	55,956	92,519	95,338
Provision for income taxes	(9,974)	(10,632)	(21,176)	(21,455)
Net income including noncontrolling interests	39,300	45,324	71,343	73,883
Less: Net income attributable to
noncontrolling interests	(1,331)	(1,926)	(3,109)	(3,990)
Net income attributable to Bio-Rad	$ 37,969	$ 43,398	$ 68,234	$ 69,893

Basic earnings per share:
Net income attributable to Bio-Rad	$ 1.39	$ 1.61	$ 2.50	$ 2.59
Weighted average common shares	27,370	27,038	27,346	26,997

Diluted earnings per share:
Net income attributable to Bio-Rad	$ 1.37	$ 1.57	$ 2.47	$ 2.54
Weighted average common shares	27,742	27,569	27,681	27,553

BIO-RAD LABORATORIES, INC.
Condensed Consolidated Balance Sheets
(In thousands)
(Unaudited)

	June 30,	December 31,
	2009	2008

Current assets:
Cash and cash equivalents	$ 533,474	$ 204,524
Short-term investments	29,885	38,950
Accounts receivable, net	335,828	339,653
Inventories, net	377,594	375,616
Other current assets	121,054	135,198
Total current assets	1,397,835	1,093,941

Net property, plant and equipment	302,836	300,732
Goodwill	318,264	321,820
Purchased intangibles, net	213,933	228,590
Other assets	111,589	92,181
Total assets	$ 2,344,457	$ 2,037,264

Current liabilities:
Notes payable and current maturities of long-term debt	$ 5,874	$ 9,578
Accounts payable	90,850	117,982
Accrued payroll and employee benefits	104,267	119,420
Sales, income and other taxes payable	46,486	33,731
Other current liabilities	136,132	137,323
Total current liabilities	383,609	418,034

Long-term debt, net of current maturities	738,454	445,979
Other long-term liabilities	94,753	102,611
Total liabilities	1,216,816	966,624

Bio-Rad stockholders’equity	1,110,181	1,041,139
Noncontrolling interests	17,460	29,501
Total stockholders’ equity	1,127,641	1,070,640
Total liabilities and stockholders’ equity	$ 2,344,457	$ 2,037,264

BIO-RAD LABORATORIES, INC.
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Six Months Ended
	June 30,
	2009	2008

Cash flows from operating activities:
Cash received from customers	$ 831,208	$ 877,910
Cash paid to suppliers and employees	(698,527)	(781,755)
Interest paid	(15,340)	(15,448)
Income tax payments	(13,220)	(16,848)
Other operating activities	7,742	3,052
Net cash provided by operating activities	111,863	66,911

Cash flows from investing activities:
Payments for acquisitions and long-term investments	(33,805)	(17,110)
Other investing activities	(36,965)	(35,043)
Net cash used in investing activities	(70,770)	(52,153)

Cash flows from financing activities:
Payments on long-term debt	(3,585)	(4,414)
Long-term borrowings	294,750	--
Other financing activities	(60)	8,090
Net cash provided by financing activities	291,105	3,676

Effect of exchange rate changes on cash	(3,248)	3,445

Net increase in cash and cash equivalents	328,950	21,879
Cash and cash equivalents at beginning of period	204,524	161,764
Cash and cash equivalents at end of period	$ 533,474	$ 183,643

Reconciliation of net income including noncontrolling interests to net cash provided by operating activities:

Net income including noncontrolling interests	$ 71,343	$ 73,883
Adjustments to reconcile net income including noncontrolling interests to net cash provided by operating activities:
Depreciation and amortization	47,765	49,323
Changes in working capital	(7,490)	(61,270)
Other	245	4,975
Net cash provided by operating activities	$ 111,863	$ 66,911

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